 [Peterson Sullivan LLP Letterhead]

February 21, 2013

To the Shareholders and Board of Directors
Kavilco Incorporated

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Kavilco Incorporated ("the Company") as of December 31, 2012, and the related statement of operations for the year then ended, and statement of changes in net assets for the year ended December 31, 2012, and the financial highlights for the year ended December 31, 2012.

Management's Responsibilities for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kavilco Incorporated as of December 31, 2012, and the results of its operations for the year then ended, the changes in net assets for the year ended December 31, 2012, and the financial highlights for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States.

Other Matter

The statement of the changes in net assets for the year ended December 31, 2011, and the financial highlights for the years ended December 31, 2008 through 2011, were audited by other auditors whose report dated February 21, 2012, expressed an unmodified opinion on those statements.

/S/Peterson Sullivan LLP

Peterson Sullivan LLP